                                                                    Exhibit 10.4


                                     LEASE

                                    BETWEEN

                                SCOTT RML CO.

                                      AND

                              MCBEE SYSTEMS, INC.


                                 June 3, 1998


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                                TABLE OF CONTENTS

ARTICLE 1
     PREMISES: TERM ..........................................................1
     SECTION 1.1        LEASED PREMISES ......................................1
     SECTION 1.2        TERM .................................................1

ARTICLE 2
     RENTAL; PAYMENT .........................................................1
     SECTION 2.1        RENTAL ...............................................2
     SECTION 2.2        MANNER AND PLACE OF PAYMENT ..........................2
     SECTION 2.3        NET LEASE ............................................2
     SECTION 2.4        RIGHT OF OFFSET ......................................2

ARTICLE 3
     CONDITION; REPAIRS; IMPROVEMENTS; LIENS .................................3
     SECTION 3.1        CONDITION ............................................3
     SECTION 3.2        REPAIRS AND MAINTENANCE ..............................3
     SECTION 3.3        IMPROVEMENTS .........................................4
     SECTION 3.4        LIENS ................................................4

ARTICLE 4
     USE AND POSSESSION OF PREMISES ..........................................4
     SECTION 4.1        POSSESSION ...........................................5
     SECTION 4.2        USE ..................................................5
     SECTION 4.3        COMPLIANCE; INDEMNIFICATION ..........................5
     SECTION 4.4        NO WASTE .............................................5

ARTICLE 5
     ASSIGNMENT AND SUBLETTING; CONVEYANCE OF FEE ............................5
     SECTION 5.1        ASSIGNMENT AND SUBLETTING ............................6
     SECTION 5.2        CONVEYANCE OF FEE ESTATE .............................6
     SECTION 5.3        ESTOPPEL CERTIFICATE .................................6

ARTICLE 6
     NON-LIABILITY OF LESSOR; LITIGATION .....................................7
     SECTION 6.1        NON-LIABILITY OF LESSOR ..............................7
     SECTION 6.2        LITIGATION ...........................................7

ARTICLE 7
     INSURANCE; DAMAGE TO IMPROVEMENTS .......................................7
     SECTION 7.1        LIABILITY INSURANCE ..................................7
     SECTION 7.2        FIRE AND EXTENDED COVERAGE INSURANCE .................8

     SECTION 7.3        WORKMEN COMPENSATION AND UNEMPLOYMENT
                        COMPENSATION INSURANCE ...............................8
     SECTION 7.4        PARTIAL DAMAGE TO IMPROVEMENTS .......................8
     SECTION 7.5        TOTAL DESTRUCTION ....................................9
     SECTION 7.6        INSURED PARTIES ......................................9
     SECTION 7.7        WAIVER OF SUBROGATION ................................9

ARTICLE 8
     CONDEMNATION; ZONING OR OTHER GOVERNMENTAL CHANGES ......................9
     SECTION 8.1        GOVERNMENTAL ACTION .................................10
     SECTION 8.2        COMPLETE TAKING .....................................10
     SECTION 8.3        PARTIAL TAKING ......................................10

ARTICLE 9
     TAXES, ASSESSMENTS AND OTHER CHARGES ...................................11
     SECTION 9.1        TAXES AND GENERAL ASSESSMENTS .......................11
     SECTION 9.2        SPECIAL ASSESSMENTS .................................12
     SECTION 9.3        PRORATION FIRST AND LAST YEARS ......................12
     SECTION 9.4        CONTEST OF TAXES ....................................12

ARTICLE 10
     DEFAULT ................................................................12
     SECTION 10.1       EVENTS OF DEFAULT ...................................12
     SECTION 10.2       LESSOR'S REMEDIES ...................................13

ARTICLE 11
     TERMINATION OF LEASE ...................................................15
     SECTION 11.1       TRADE FIXTURES AND PERSONAL PROPERTY ................15
     SECTION 11.2       REMOVAL .............................................15
     SECTION 11.3       SIGN ................................................15

ARTICLE 12
     COVENANT OF QUIET POSSESSION ...........................................15

ARTICLE 13
     WAIVER PROVISION .......................................................16
     SECTION 13.1       ACCEPTANCE OF RENT NOT WAIVER .......................16
     SECTION 13.2       NO WAIVER ...........................................16
     SECTION 13.3       REMEDIES ............................................17

ARTICLE 14
     SUBORDINATION ..........................................................17
     SECTION 14.1 ...........................................................17

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ARTICLE 15
     HAZARDOUS WASTE ........................................................17
     SECTION 15.1       LESSOR'S CONSENT REQUIRED ...........................18
     SECTION 15.2       COMPLIANCE WITH ENVIRONMENTAL LAWS ..................18
     SECTION 15.3       HAZARDOUS SUBSTANCES HANDLING .......................18
     SECTION 15.4       NOTICES .............................................19
     SECTION 15.5       DEFINITION OF HAZARDOUS SUBSTANCES ..................19
     SECTION 15.6       INDEMNIFICATION OF LESSOR ...........................21
     SECTION 15.7       WITHHOLDING CONSENT TO PROPOSED TRANSFEREES .........21

ARTICLE 16
     OPTION TO PURCHASE/RIGHT OF FIRST REFUSAL ..............................22
     SECTION 16.1       OPTION TO PURCHASE ..................................22
     SECTION 16.2       RIGHT OF FIRST REFUSAL ..............................23

ARTICLE 18
     GENERAL PROVISIONS .....................................................25
     SECTION 18.1       HOLDING OVER ........................................25
     SECTION 18.2       TIME OF THE ESSENCE .................................25
     SECTION 18.3       BENEFIT .............................................26
     SECTION 18.4       RECORDING ...........................................26
     SECTION 18.5       TITLES ..............................................26
     SECTION 18.6       INSPECTION OF PREMISES ..............................26
     SECTION 18.7       AMENDMENT OR MODIFICATION ...........................26
     SECTION 18.8       SEVERABILITY ........................................27
     SECTION 18.9       NOTICES .............................................27

                                      LEASE

     THIS LEASE INDENTURE is made and entered into as of the 1st day of __________, 1998 by and between SCOTT RML CO., a Colorado general Partnership, (hereinafter referred to in this lease as the "Lessor"), and McBEE SYSTEMS, INC., a Colorado corporation, (hereinafter referred to in this Lease as the "Lessee").


                               WITNESSETH, THAT:


     In consideration of the rents and mutual covenants herein contained, Lessor and Lessee do hereby covenant, promise and agree as follows:


                                    ARTICLE I

                                 PREMISES: TERM



     SECTION 1.1 LEASED PREMISES: Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the real property located in County of Athens, State of Ohio, and described as set forth on Exhibit A, subject, however, to easements, rights-of-way, reservations and restrictions of record and all building and zoning ordinances, together with all buildings and improvements thereon (sometimes called "Premises" "Leased Premises").

     SECTION 1.2 TERM: TO HAVE AND TO HOLD the Leased Premises unto Lessee, its successors and assigns, for a term of ten (10) years, commencing at twelve o'clock noon on ______, 1998, and ending at twelve o'clock noon ______, 2008.


                                    ARTICLE 2

                                 RENTAL; PAYMENT


     SECTION 2.1 RENTAL: In consideration of the aforesaid demise and lease, Lessee hereby covenants and agrees to pay to Lessor each lease year for the Leased Premises an annual

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

rental of Eight Hundred and Fifty-Two Thousand Dollars ($852,000), payable in equal monthly installments of Seventy-One Thousand Dollars ($71,000) beginning on the first day of the commencement of this lease and continuing on the first day of each month thereafter through ________, 2003 thereafter an annual rental of Nine Hundred and Eighteen Thousand Dollars ($918,000) payable in equal monthly installments of Seventy-Six Thousand Five Hundred Dollars ($76,500) during the remainder of the term hereof. Rental for any fractional month at the beginning or the end of the lease term shall be prorated.

     SECTION 2.2 MANNER AND PLACE OF PAYMENT: All rental payments made by Lessee under this Lease to Lessor shall be made in legal tender of the United States of America and without notice and shall be paid to Lessor at the address as indicated hereinafter for the purpose of giving notices, or at such other place as Lessor may from time to time direct in writing.

     SECTION 2.3 NET LEASE: It is the purpose and intent of Lessor and Lessee that the rent payable hereunder shall be absolutely net to Lessor so that this Lease shall yield, net, to Lessor the rent as hereinabove provided, free of any charges, assessments, or impositions of any kind charged, assessed, or imposed on or against the premises, and without abatement, deduction or set-off by the Lessee except as expressly set forth herein and Lessor shall not be expected or required to pay any such charge, assessment or imposition, or be under any obligation or liability hereunder except as herein expressly set forth, and that all costs, expenses and obligations of any kind relating to the maintenance, preservation, care, repair and operation of the premises, including all replacements, alterations, and additions as hereinafter provided which may arise or become due during the term of this Lease, and any such costs shall be borne by and be the sole responsibility of the Lessee.

     SECTION 2.4 RIGHT OF OFFSET: The beneficial owners of the entities comprising the partners of Lessor are also the beneficial owners of ROMO Corp., a Colorado corporation ("ROMO"), and as such have benefited substantially and directly by the sale on the date hereof by ROMO to New England Business Service, Inc., a Delaware corporation ("NEBS"), of all of the issued and outstanding capital stock of Lessee, and substantially all of the assets of an affiliate of

Lessee, pursuant to a Stock Purchase Agreement and an Asset Purchase Agreement, each dated May 1, 1998 (collectively, the "Purchase Agreements"). In consideration of the foregoing, and as an inducement to NEBS and Lessee to forego alternative methods of security, Lessor acknowledges and agrees that Lessee may set off against any amounts due to Lessor under this Lease, including any rental described in Section 2.1 above, all or any portion of any amounts due to Lessee, NEBS, or any affiliate of NEBS, under either or both of the Purchase Agreements or any related agreement (such as the Seller Stockholders Agreement), including any and all Adverse Consequences (as defined in the Purchase Agreements); provided, however, that Lessee shall have a right of set off hereunder only if (i) Lessee has made a written claim for indemnification under
Article VIII of the applicable Purchase Agreement and (ii) within 45 calendar days of making such written claim, Lessee has not received full compensation therefor. The right of offset granted herein is in addition to, and not in derogation of, any additional remedies which may be available to NEBS, Lessee, or their affiliates in respect of such amounts or to Lessee under this Lease. Lessee's right of offset herein is primary, and no recourse need be taken by NEBS or Lessee against ROMO or any other responsible person in respect of the Purchase Agreements before Lessee's exercise of such right of offset.


                                    ARTICLE 3

                     CONDITION; REPAIRS; IMPROVEMENTS; LIENS


     SECTION 3.1 CONDITION: Lessee hereby acknowledges that upon acceptance of occupancy, it will have received the Leased Premises in good order and repair and that no representations as to the condition and repair thereof will have been made by Lessor prior to or at the time of execution of this Lease or acceptance of occupancy.

     SECTION 3.2 REPAIRS AND MAINTENANCE: During the term of this Lease, Lessee shall maintain the building and the improvements, now or at any time hereafter located on the leased premises, in good repair and condition, except for reasonable wear and tear and damage by fire or other casualty, and Lessee shall make promptly all necessary repairs, including any and all repairs necessitated by the act or omission, intentional or negligent, of Lessee, its agents, employees, tenant, subtenants, invitees, patrons, or other persons, whether interior or exterior, at Lessee's sole expense. All equipment of Lessee or installed by Lessee shall be the sole responsibility of Lessee and shall be maintained by Lessee at Lessee's sole expense. Lessee hereby agrees to replace all broken glass with glass of the same size and quality as that broken, and will keep the leased premises and appurtenances in a clean and healthy condition according to all applicable laws, regulations and direction of the proper public officers during the term of this Lease at Lessee's sole expense, and will, without injury thereto, remove the snow and ice from the roof of the improvements on the leased premises, when necessary. Lessee shall also be responsible to maintain the exterior structural components of the building, including the roof and parking lot. Notwithstanding the foregoing, in no event shall Lessee be liable for any costs or obligations to the extent arising out of the negligence or wilful misconduct of Lessor.

     SECTION 3.3 IMPROVEMENTS: Lessee may, at its option and at its sole expense, but only with the prior written approval of Lessor, which shall not be unreasonably withheld, make such alterations and improvements to the leased premises as it may deem advisable, provided that such alterations and improvements are done in a good and workmanlike manner. All buildings and improvements constructed on the leased premises at any time or from time to time during the term of this Lease shall be and remain a part of the real estate (notwithstanding the fact that the Lessee pays for the construction thereof) and at the termination of this Lease, whether by expiration of time or otherwise, Lessee shall surrender the leased premises with all buildings and improvements thereon in good condition, ordinary wear and tear and damage by fire or other casualty excepted. Notwithstanding the foregoing, in no event shall any alteration or improvement costing less than $50,000 require the prior approval of Lessor.

     SECTION 3.4 LIENS: Whenever Lessee shall repair, demolish, construct, remodel or rebuild improvements on the leased premises, Lessee covenants to discharge or cause to be discharged every lien filed against the leased premises and Lessee agrees to indemnify and save Lessor harmless from any and all liability, loss or expense with respect thereto. No default shall be declared under the provisions of this Section 3.4 so long as Lessee, in good faith and by appropriate proceedings, is contesting the amount or validity of any lien against the leased premises, provided Lessee shall deposit with Lessor the amount of the lien claimed or gives a bond or other proper guarantee of such payment and, provided, further, that within thirty (30) days after final determination fixing Lessee's liability, Lessee shall discharge such liability with all interest, penalties or costs incident thereto.


                                    ARTICLE 4

                         USE AND POSSESSION OF PREMISES


     SECTION 4.1 POSSESSION: Lessee shall have and is entitled to the exclusive possession of the leased premises as of the commencement date of the term of this Lease.

     SECTION 4.2 USE: During the term of this Lease, Lessee shall use the leased premises for the operation of a printing business or for any other lawful use.

     SECTION 4.3 COMPLIANCE; INDEMNIFICATION: Lessor represents that to its knowledge the proposed use of the leased premises complies with all provisions of any and all present statutes, ordinances and regulations imposed by the State, the Federal Government or any city, county or other governmental regulations in force, relating to the structure, maintenance, operation, use and occupancy of the leased premises, and all buildings and improvements now placed thereon, and all sidewalks, alleys and passageways contiguous or appurtenant thereto, and Lessee hereby agrees to comply, at all times during the term of this Lease, with all such provisions, whether now or hereafter in force. Lessee agrees to acquire and maintain its own Ohio State Sales Tax License, and to comply with all applicable Ohio State Sales Tax Laws and regulations. Lessee further agrees that in the event of noncompliance or contest, to indemnify and save harmless Lessor from any and all demands, actions, causes of action, penalties or claims of any nature whatsoever, including reasonable attorneys' fees expended by Lessor which may arise by reason of or in connection with Lessee's failure to so comply, except for such demands, actions or causes of action which result from a noncompliance or contest arising from Lessor's representation hereunder, which shall be Lessor's responsibility.

     SECTION 4.4 NO WASTE: Lessee hereby agrees, during the term of this Lease, not to commit physical waste or suffer or permit physical waste to be committed on the leased premises, or to permit a nuisance thereon.


                                    ARTICLE 5

                   ASSIGNMENT AND SUBLETTING; CONVEYANCE OF FEE


     SECTION 5.1 ASSIGNMENT AND SUBLETTING: Lessee shall not assign this Lease, or any interest therein, or sublet the Leased Premises, or any part thereof, without Lessor's prior written consent. Such consent shall not be unreasonably delayed and shall be granted unless Lessor reasonably determines that the proposed assignee, sublessee, or other transferee (i) will use the Leased Premises for other than the Permitted Uses, or (ii) will create a nuisance or hazardous condition at the Leased Premises. No assignment or subleasing shall release or discharge Lessee, or any guarantor thereof, from any of its or their duties or obligations hereunder. Any permitted assignee or sublessee shall, by proper written instrument, approved by Lessor, assume and agree to perform all of the terms, covenants and conditions of this Lease to be performed and kept by Lessee, a copy of which instrument shall be delivered to Lessor within ten (10) days after Lessor's consent to such assignment or sublease. The consent of the Lessor to an assignment or subletting shall not be construed to relieve the Lessee from obtaining the prior written consent of the Lessor to any further assignment or subletting. A sublease shall not include any transfer of Lessee's interest by operation of law, merger or consolidation, or the transfer or sale of a controlling interest in Lessee.

     SECTION 5.2 CONVEYANCE OF FEE ESTATE: Subject to Lessee's Right of First Refusal under Section 16.2 hereof, Lessor may convey its interest in the fee estate, the Lease and reversionary interest in the Leased Premises without the consent of Lessee. Any sale or conveyance of the fee estate and reversionary interest in the leased premises by Lessor shall release Lessor from all obligations hereunder arising after the date of consummation of such sale or conveyance, but any such sale or conveyance shall not be deemed to terminate this lease, and the grantee thereof shall succeed to the interests of and shall be obligated to perform the covenants of Lessor hereunder.

     SECTION 5.3 ESTOPPEL CERTIFICATE: Lessor and Lessee agree at any time and from time to time, upon not less than twenty (20) days prior written request by either of them to the other, to execute, acknowledge and deliver to the requesting party a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified, and stating the modifications), and the date to which the rental and other charges have been paid in advance, if any, it being intended that any such statement delivered pursuant to this Section 5.3 may be relied upon by any prospective purchaser of the fee, or mortgagee or assignee of any mortgage upon the fee or leasehold interest in the leased premises, or by any assignee of the Lessee.


                                    ARTICLE 6

                       NON-LIABILITY OF LESSOR; LITIGATION


     SECTION 6.1 NON-LIABILITY OF LESSOR: Except to the extent caused by Lessor's negligence or wilful misconduct, Lessor shall not be liable to Lessee, its agents, employees, tenants, subtenants, invitees, patrons or any other person whomsoever, for injury or death to any person or damage to or loss of property in or upon the leased premises, or upon the driveways, parking lots and sidewalks contiguous or appertaining thereto, which may arise or be alleged to exist by reason of or in connection with Lessee's use and occupancy of the leased premises during the term hereof, and Lessee hereby covenants and agrees to assume any and all liability and expense therefor, and to indemnify and protect and save Lessor harmless therefrom. Lessee shall further indemnify Lessor for any damage caused to the leased premises or any improvements thereon by the act or omission, intentional or negligent, of Lessee, its agents, employees, tenants, subtenants, patrons or other persons.

     SECTION 6.2 LITIGATION: If Lessor shall, without any fault on its part, be made party to any litigation, arising on account of this Lease or through of by virtue of the leased premises, commenced by of against Lessee, Lessee shall and will pay all costs and reasonable attorneys' fees incurred by of imposed on Lessor by of in connection with such litigation. If the interests of Lessor and Lessee are not adverse, Lessee may elect to defend of prosecute such litigation also on behalf of Lessor and shall save Lessor harmless from any and all reasonable costs, fees, claims, damages of other expenses which might arise from such litigation.


                                    ARTICLE 7

                        INSURANCE; DAMAGE TO IMPROVEMENTS


     SECTION 7.1 LIABILITY INSURANCE: Lessee agrees to maintain and pay the premiums for general liability insurance, including but not by way of limitation, liability insurance, covering the leased premises, the sidewalks, alleys, passageways and parking lots contiguous of appurtenant thereto, covering injuries to persons and property, in the minimum limits of Two Million Dollars ($2,000,000) per occurrence.

     SECTION 7.2 FIRE AND EXTENDED COVERAGE INSURANCE: The maintenance and payment of premiums for fire and extended coverage insurance covering the building and the plant equipment and furniture and fixtures being leased on the leased premises shall be the responsibility and expense of Lessee. All proceeds of such policies shall be payable to Lessor and Lessee, Lessee shall also provide such insurance as it desires on its personal property such as equipment, resalable inventory, furniture and trade fixtures; all proceeds of such policies shall be payable to Lessee, except as provided in Article 17 hereof.

     SECTION 7.3 WORKMEN COMPENSATION AND UNEMPLOYMENT COMPENSATION INSURANCE:
Lessee agrees to maintain and pay the premiums for workmen's compensation and unemployment compensation insurance for each employee of Lessee and further agrees to be responsible for any claim by any such employee for workmen's or unemployment compensation. No employee or agent of Lessee shall be considered an employee or agent of Lessor. Lessee agrees to indemnify and hold harmless Lessor from any claim by an employee or agent of Lessee to workmen's or unemployment compensation.

     SECTION 7.4 PARTIAL DAMAGE TO IMPROVEMENTS: If, during the term of this Lease, the improvements located on the leased premises are damaged to an extent less than total destruction as defined in Section 7.5 below, by fire or other acts of God, Lessor agrees, as soon as reasonably possible after the occurrence of such loss or damage, to repair or rebuild the improvements so that they shall be, after repair, in substantially the same condition as they existed immediately prior to such loss or damage. Such repairs shall be done in a good and workmanlike manner and at the sole expense of Lessor. During the repair or rebuilding, the rental hereunder shall be equitably adjusted.

     SECTION 7.5 TOTAL DESTRUCTION: If, during the term of this Lease, the improvements located on the leased premises shall be totally destroyed or damaged, by fire or other casualty, to the extent that (i) access or parking associated with the improvements are materially adversely affected or (ii) all or any material portion of the Leased Premises are rendered untenable for use by Lessee in the manner that the same were being used immediately prior to such damage or destruction, Lessee, at its option, may either repair and rebuild the then remaining improvements to a condition substantially similar to the improvements immediately prior to such destruction or damage or elect to not rebuild and to terminate this Lease. If the Lessee does not elect whether to repair or terminate within forty-five (45) days after the date of the total damage or destruction, then it shall be deemed that the parties have elected not to rebuild and elected to terminate this Lease. If Lessee elects to rebuild, construction shall be commenced as soon as reasonably possible, shall be performed in a good and workmanlike manner and shall be completed with due diligence.

     SECTION 7.6 INSURED PARTIES: The policies of insurance described in Section
7.1 shall name Lessor and Lessee as insureds thereunder as their interests appear and a certificate of coverage or memorandum of the policy shall be furnished to Lessor. Such policy or policies, as well as the policies of insurance described in Sections 7.2 and 7.3, shall be placed with companies qualified to do business in Ohio and in good standing, and shall provide that there can be no termination or cancellation thereof without thirty (30) days' prior written notice to all insured parties named therein.

     SECTION 7.7 WAIVER OF SUBROGATION: The parties agree on behalf of any insurer providing fire and extended coverage insurance and any other property damage insurance as required hereunder to waive any right of subrogation any such insurer of either party may acquire or claim against the other party by reason of the payment of any loss under such insurance, which waiver shall be effective as long as both parties are empowered to grant such waivers under standard insurance practices without the payment of additional premiums.


                                    ARTICLE 8

            CONDEMNATION; ZONING OR OTHER GOVERNMENTAL CHANGES


     SECTION 8.1 GOVERNMENTAL ACTION: Action by any public or quasi-public authority under power of eminent domain or resulting in a change of zoning or governmental changes prohibiting or restricting the use of the premises for a printing business (referred to in this Lease as "governmental action"), relating to the leased premises or any part thereof, shall give rise to the rights and duties subsequently described in this Article.

     SECTION 8.2 COMPLETE TAKING: If the entire leased premises be taken by governmental action, this Lease shall terminate and expire as of the date of such taking and Lessee thereupon shall be released from any liability thereafter accruing hereunder, and the award, if any, shall be payable to Lessor and Lessee as their interests shall be determined.

     SECTION 8.3 PARTIAL TAKING: If only part of the leased premises be taken and the part remaining cannot, in Lessee's reasonable business judgment, be used by Lessee for the purpose to which the leased premises were put at the time of such taking, this Lease shall terminate with the same effect as a complete taking, and the award, if any shall be payable to Lessor. If only part of the leased premises be taken and the part remaining can, in Lessee's reasonable business judgment, be used by Lessee for the purpose to which the leased premises were put at the time of such taking, this Lease shall continue in full force and effect as to the said remaining portion, but the rental shall be reduced equitably and the award, if any, shall be payable to Lessor.

                                    ARTICLE 9

                      TAXES, ASSESSMENTS AND OTHER CHARGES


     SECTION 9.1 TAXES AND GENERAL ASSESSMENTS. Lessee will pay before the same become delinquent, as additional rent hereunder, for each and every year during the term hereof, all lawful taxes and then current installments on general assessments of every kind and all water rents and utilities including gas, electricity, sewer and other public charges, if any, as shall or may hereafter by any lawful agency be imposed, levied or assessed upon the leased premises or any part thereof or interest therein or any improvements that are now or hereafter may be placed upon the leased premises, and will deliver to Lessor evidence of payment of all such taxes, charges and assessments; and if at any time any such tax or charge or assessment shall become due or payable and Lessee shall neglect to pay such tax, charge or assessment together with all interest, penalties, fines and costs accruing or imposed thereon, if any, it shall be lawful and proper for Lessor, in addition to its other remedies hereafter set forth, to pay the same at any time thereafter and from the time of payment thereof by Lessor the sum or sums so paid shall bear interest at the rate of ten percent (lO%) per annum, and the amount of any and all such payments so made by Lessor shall be deemed and taken as additional rent for the leased premises to be due from and payable by Lessee. Lessor shall promptly deliver to Lessee any tax bills or assessments received by Lessor and shall promptly notify Lessee of any payments made on Lessee's behalf hereunder.

     SECTION 9.2 SPECIAL ASSESSMENTS. Lessee will pay before the same become delinquent for each and every year during the term hereof, the then current installments of special assessments of every kind as shall or may hereafter by any lawful agency be imposed, levied or assessed upon the leased premises or any part thereof or interest therein or any improvements that are now or hereafter may be placed upon the leased premises.

     SECTION 9.3 PRORATION FIRST AND LAST YEARS. All taxes and the current installments of general assessments of every kind and all water rent and sewer and other public charges, if any, payable for the portions of the first and last calendar years in which this Lease is in effect shall be equitably prorated between Lessor and Lessee and shall be paid or credited in the first instance as of the date of commencement of the term hereof, and in the second instance as of the date of expiration of the term hereof, whether by expiration of time or otherwise.

     SECTION 9.4 CONTEST OF TAXES. No default shall be declared under the provisions of this Article 9 so long as Lessee, in good faith and by appropriate proceedings, is contesting the amount or validity of any tax or assessment levied against the leased premises, provided Lessee shall deposit with Lessor the amount of the taxes claimed or gives proper guarantee of such payment and, provided, further, that within thirty (30) days after final determination fixing Lessee's liability, Lessee shall discharge such liability with all interest, penalties or costs incident thereto.


                                   ARTICLE 10

                                     DEFAULT


     SECTION 10.1 EVENTS OF DEFAULT: This Lease is made upon the express condition that Lessor may pursue such remedies to which it is entitled by law and in accordance with Section 10.2, in the event of the occurrence of any one or more of the following events of default:

     (a) Lessee shall fail to pay the rent herein reserved, or any part thereof, and such default shall continue for ten (10) days after written notice of such default given by Lessor to Lessee; or

     (b) Lessee shall fail to perform or keep any of the other terms, covenants and conditions herein contained on the part of Lessee to be performed and kept, and such failure shall continue and not be cured for a period of thirty (30) days after written notice thereof has been given by Lessor to Lessee, or if more than thirty (30) days is reasonably required to cure such matter complained of, if Lessee shall fail to commence to correct the same within said thirty (30) day period and shall thereafter fail to prosecute the same to completion with reasonable diligence; or

     (c) Lessee shall (i) be adjudicated a bankrupt or insolvent, or (ii) file a petition in bankruptcy or for reorganization, or for the adoption of an arrangement under the Bankruptcy Act (as it now exists or is in the future amended) or (iii) make an assignment of its property for the benefit of its creditors.

     SECTION 10.2 LESSOR'S REMEDIES: In the event of a default by Lessee as defined in Section 10.1 above, Lessor shall have the right to either:

     (a) Terminate this Lease and end the term hereof by giving to Lessee written notice of such termination, in which event Lessor shall be entitled to recover from Lessee the present value, at the time of such termination, of the excess, if any, of the amount of rent reserved in this Lease for the then balance of the term hereof over the then fair market rental value of the leased premises for the same period such present value to be determined by discounting all future excess rent amounts at the rate of eight percent (8%) per annum. It is understood and agreed that the "reasonable rental value" shall be the amount of rental which Lessor can obtain as rent for the remaining balance of the term hereof, or

     (b) Without resuming possession of the leased premises or terminating this Lease, to sue for and recover or distrain for all rents and other sums, including damages, at any time and from time to time accruing hereunder; or

     (c) Without demand or notice, reenter and take possession of the leased premises, or any part thereof, and repossess the same as of Lessor's former estate, and expel the Lessee and those claiming through or under the Lessee, and remove the effects of both or either (forcibly, if necessary), without being deemed guilty of any manner of trespass and without prejudice to any remedies for arrears of rent or preceding breach of covenant, in which event Lessor may, from time to time, without terminating this Lease, relet the leased premises, or any part thereof, for such term or terms, and at such rental or rentals, and upon such other terms and conditions as Lessor may deem advisable, with the right to make alterations and repairs to the leased premises, and such reentry or taking of possession of the leased premises by Lessor shall not be construed as an election on Lessor's part to terminate this Lease, unless a written notice of termination be given to Lessee, or unless the termination be given to Lessee, or unless the termination thereof be decreed by a court of competent jurisdiction. In the event of Lessor's election to proceed under this subparagraph (c), such repossession shall not relieve Lessee of its obligation and liability under this Lease, all of which shall survive such repossession, and Lessee shall pay to Lessor as current liquidated damages, the basic rental and additional rent and other sums hereinafter provided which would be payable hereunder if such repossession had not occurred, less the net proceeds, if any, of any reletting of the leased premises after deducting all of Lessor's reasonable third-party expenses in connection with such reletting, including but without limitation, all repossession costs, brokerage commissions, legal expenses, attorneys' fees, expenses of employees, alteration costs and expenses of preparation for such reletting. Lessee shall pay such current damages to Lessor on the days on which the basic rent would have been payable hereunder if possession had not been retaken and Lessor shall be entitled to receive the same from Lessee on each such day.


                                   ARTICLE 11

                              TERMINATION OF LEASE


     SECTION 11.1 TRADE FIXTURES AND PERSONAL PROPERTY: Subject to any rights Lessor may have under Article 17 hereof, all trade fixtures and personal property installed on the leased premises by Lessee or acquired by Lessee at any time during the term of this Lease, shall be and remain the property of Lessee. Upon the termination of this Lease, by expiration of time or otherwise, provided that Lessee has not been in default hereunder, Lessee shall have the right to remove any and all of the said trade fixtures and personal property from the leased premises; provided, however, that Lessee shall, at its own expense, immediately repair any and all damage to the leased premises to as good condition as when the said leased premises were first occupied by Lessee, ordinary wear and tear excepted.

     SECTION 11.2 REMOVAL: Upon the termination of this Lease, whether by expiration of time or otherwise, if Lessor shall request in writing, Lessee shall promptly remove any additions, fixtures and installations placed on the leased premises by Lessee and designated in said written request of Lessor, and repair any damage occasioned by such removals at Lessee's expense, and in default thereof, Lessor may effect such removals and repairs and Lessee shall pay the Lessor the cost thereof, with interest at the rate of ten percent (10%) per annum from the date of payment by Lessor.

     SECTION 11.3 SIGN: Lessor may, at any time within the six-month period immediately prior to the termination of the term of this Lease, place a reasonable "For Rent" sign upon the leased premises.


                                   ARTICLE 12

                          COVENANT OF QUIET POSSESSION


     Lessor hereby covenants and agrees that it has good right and lawful authority to lease the leased premises and execute this Lease and that Lessee, its successors and assigns, upon payment of the rent herein reserved and the performance and keeping of all of the other terms, covenants and conditions hereof to be performed and kept by the Lessee, shall and may peaceably and quietly hold and enjoy the leased premises during the term hereof.


                                   ARTICLE 13

                                WAIVER PROVISION


     SECTION 13.1 ACCEPTANCE OF RENT NOT WAIVER: The acceptance of rent by Lessor or its agent shall not be deemed to be a waiver of any breach of Lessee of any term, covenant or condition herein contained, or of the right of Lessor to reenter or terminate this Lease for any event of default.

     SECTION 13.2 NO WAIVER: None of the terms, covenants or conditions of this Lease to be performed and kept by Lessee, shall in any manner be altered, waived, modified, changed or abandoned except by written instrument, to be signed and delivered by Lessor and not otherwise. No act or acts, omission or omissions, or any waiver, acquiescence, or forgiveness by Lessor to any default or breach in the failure of performance, either in whole or in part, by Lessee of any of the terms, covenants or conditions of this Lease, shall be deemed or construed to be:

     (a) An extinguishment of such covenant or condition, the breach whereof has been waived, or

     (b) A waiver by Lessor of its right to declare termination of this Lease or to reenter the leased premises for any subsequent breach, or

     (c) A waiver of the right of Lessor at all times in the future to insist upon the full and complete performance by Lessee of each and all of the terms, covenants and conditions to be performed by Lessee according to the provisions of this Lease, in the manner and to the same extent as the same are herein covenanted to be performed and kept by Lessee.

     SECTION 13.3 REMEDIES: No remedy herein or otherwise conferred upon or reserved to Lessor shall be considered exclusive of any other remedy not inconsistent with the provisions of this Lease, but the same shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute. Further, subject to the terms hereof, all powers and remedies given by this Lease to Lessor may be exercised from time to time and as often as occasion may arise or as may be deemed expedient. No delay or omission of Lessor to exercise any right or power arising from any default shall impair any such right or power or shall be considered to be a waiver of any such default or in acquiescence therein.

                                   ARTICLE 14

                                  SUBORDINATION


     SECTION 14.1 Lessee agrees that this Lease is and shall be, at all times, subject and subordinate to the lien of any mortgage(s) or deed(s) of trust which Lessor or its assigns shall make covering said premises and to any and all advances to be made thereunder and to the interest granted thereby; provided, however, that regardless of any default under any mortgage(s) or deed(s) of trust or any possession or sale of said premises under such mortgage(s) or deed(s) of trust, Lessee shall not be relieved of its obligations under this Lease and so long as Lessee performs all covenants and conditions of this Lease, and continues to pay rent to whomsoever may be lawfully entitled to same, this Lease and Lessee's possession hereunder shall not be disturbed by the mortgagee(s) or beneficiary of said deed(s) of trust or anyone claiming under or through them. Lessee agrees to execute any and all commercially reasonable instruments in writing which may be required by Lessor and reasonably acceptable to Lessee to subordinate Lessee's right to the lien of such mortgage(s) or deed(s) of trust, subject to the terms of this section. Lessor shall use diligent efforts to obtain a form of subordination and non-disturbance agreement reasonably acceptable to Lessee from its current mortgagee, and shall obtain such an agreement from any future mortgagee.


                                   ARTICLE 15

                                 HAZARDOUS WASTE


     SECTION 15.1 LESSOR'S CONSENT REQUIRED. Lessee shall not cause or permit any Hazardous Substances, as defined in Section 15.5 below, to be brought upon or kept or used in or about the leased premises, including the building and the real property upon which the building is located by Lessee, its agents, employees, contractors, or invitees, unless (a) such Hazardous Substances are necessary for Lessee's business and (b) Lessee first obtains the written consent of Lessor. Landlord specifically consents to Hazardous Material being maintained in reasonable quantities on the Premises necessary for day-to-day operations, which are stored, used and disposed of in compliance with conservative industry practice and all governmental requirements.

     SECTION 15.2 COMPLIANCE WITH ENVIRONMENTAL LAWS. Lessee shall at all times and in all respects comply with all local, state, and federal laws, ordinances, regulations, and orders (collectively, "Hazardous Substances Laws") relating to industrial hygiene, environmental protection, or the use, analysis, generation. manufacture, storage, disposal, or transportation of any Hazardous Substances.

     SECTION 15.3 HAZARDOUS SUBSTANCES HANDLING: Lessee shall at its own expense procure, maintain in effect, and comply with all conditions of any and all permits, licenses, and other governmental and regulatory approvals required for Lessee's use of the premises, including, without limitation, discharge of (appropriately treated) materials or wastes into or through any sanitary sewer serving the premises. Except as discharged into the sanitary sewer in strict accordance and conformity with all applicable Hazardous Substances Laws, Lessee shall cause any and all Hazardous Substances removed from the premises to be removed and transported solely for duly licensed haulers to duly licensed facilities for final disposal of such materials and wastes. Lessee shall in all respects handle, treat, deal with, and manage any and all Hazardous Substances in, or under, or about the premises in total conformity with all applicable Hazardous Substances Laws and prudent industry practices regarding management of such Hazardous Substances. Upon expiration or earlier termination of the term of the Lease, Lessee shall cause all Hazardous Substances introduced by Lessee to be removed from the premises and to be transported for use, storage, or disposal in accordance and compliance with all applicable Hazardous Substances Laws; provided, however, that Lessee shall not take any remedial action in response to the presence of any Hazardous Substances in or about the premises, nor enter into any settlement agreement, consent decree, or other compromise in respect to any claims relating to any Hazardous Substances in any way connected with the premises without first notifying Lessor of Lessee's intention to do so and affording Lessor ample opportunity to appear, intervene, or otherwise appropriate assert and protect Lessor's interest with respect thereto. Nothing in this Section shall be construed to require Lessee to remediate or otherwise incur any costs with respect to Hazardous Substances present at the Premises prior to the Term hereof or which are introduced by parties other than Lessee, its employees, agents, invitees or contractors.

     SECTION 15.4 NOTICES: If at any time Lessee shall become aware, or have reasonable cause to believe, that any Hazardous Substance has come to be located on or beneath the premises, Lessee shall, immediately upon discovering such presence or suspected presence of the Hazardous Substance, give written notice of that condition to Lessor. In addition, Lessor or Lessee, as the case may be, shall immediately notify the other in writing of (i) any enforcement, cleanup, removal, or other governmental or regulatory action instituted, completed, or threatened pursuant to any Hazardous Substances Laws, (ii) any claim made or threatened by any person against Lessor or Lessee or the Premises relating to damage, contribution, cost recovery, compensation, loss or injury resulting from or claimed to result from any Hazardous Substances, and (iii) any reports made to any local, state or federal environmental agency arising out of or in connection with any Hazardous Substances in or removed from the premises, including any complaints, notices, warnings, or asserted violations in connection therewith. The notifying party shall also supply to the other as promptly as possible, and in any event within five (5) business days after it first receives or sends the same, copies of all claims, reports, complaints, notices, warnings, or asserted violations relating in any way to the Premises or Lessor or Lessee's use thereof.

     SECTION 15.5 DEFINITION OF HAZARDOUS SUBSTANCES: As used in this Lease, the term "Hazardous Substance or Substances" means any radioactive, hazardous, or toxic substance, material, waste or similar term, the presence of which at premises, or the discharge or emission of which from the premises, is prohibited by Hazardous Substances Laws or which require special handling in collection, storage, treatment, or disposal by any governmental requirements. The term Hazardous Material Substances includes, but is not limited to, any material, substance, waste or similar term which is:

     (a) Defined as hazardous material under the laws of the United States, or the State of Ohio, as amended from time to time;

     (b) Defined as a hazardous substance under Section 311 of the Federal Water Pollution Control Act (33 U.S.C. Section 1317) as amended from time to time;

     (c) Defined as a hazardous waste under Section 1004 of the Federal Resource Conservation and Recovery Act ("RCRA") (42 U.S.C. Section 6901, et seq.) as
                                                                -- ---
amended from time to time;

     (d) Defined as a hazardous waste substance under Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, ("CERCLA") and ("SARA") (42 U.S.C. Section 9601, et seq.) as amended from time to time;

     (e) Defined as a radioactive, hazardous, or toxic substance, waste, material or similar term in any rules and regulations, as amended from time to time, which are adopted by any administrative agency; including, but not limited to the Environmental Protection Agency, the Occupational Safety and Health Administration, and any such similar state or local agency having jurisdiction over the premises, whether or not such rules and regulations have the force of law;

     (f) Determined to contain asbestos or polychlorinated biphenyls;

     (g) Defined as radioactive, hazardous, or toxic waste, substance, material or similar term in any other statute, regulation, rule or law presently in effect, or enacted or adopted at any time after the date of this Lease, by local, state or the United States government; or

     (h) Subject to regulation under the Toxic Substances Control Act ("TSCA") (15 U.S.C. Section 2601, et seq.) as amended from time to time.

     SECTION 15.6 INDEMNIFICATION OF LESSOR: Lessee shall indemnify, defend (by counsel reasonably acceptable to Lessor), protect, and hold harmless Lessor, and each of Lessor's partners, employees, agents, attorneys, successors and assigns, from and against any and all claims, liabilities, penalties, fines, judgments forfeitures, losses (including, without limitation, diminution in the value of the premises, damages for the loss or restriction on use of rentable or usable space or of any amenity of the premises, reasonable third-party costs, or expenses (including attorneys' fees, consultant fees, and expert fees) for the death of or injury to any person or damage to any property whatsoever arising from or caused in whole or in part, directly or indirectly, by (A) Lessee's use, analysis, storage, transportation, disposal, release, threatened release, discharge, or generation of Hazardous Substances to, in, on, under, about, or from the premises, or (B) Lessee's failure to comply with any Hazardous Substances Law. Lessee's obligations under this Section shall include, without limitation, and whether foreseeable or unforeseeable, any and all costs incurred in connection with any investigation of site conditions, and any and all reasonable third-party costs of any required or necessary repair, cleanup, detoxification, or decontamination of the premises (including without limitation, the soil and ground water on or under the premises), and the preparation and implementation of any closure, remedial action, or other required plans in connection therewith. Lessee's obligations under this Section shall survive the expiration or earlier termination of the term of the Lease. For purposes of the release and indemnity provisions hereof, any acts or omissions of Lessee, or by employees, agent, assignees, contractors, or subcontractors of Lessee or others acting for or on behalf of Lessee (other than Lessor) (whether or not they are negligent, intentional, willful, or unlawful) shall be strictly attributable to Lessee.

     SECTION 15.7 WITHHOLDING CONSENT TO PROPOSED TRANSFEREES: Lessee acknowledges and agrees that it shall not be unreasonable for Lessor to withhold its consent to any proposed assignment, subletting, or transfer of Lessee's interest in the Lease if (i) the anticipated use of the Premises by the proposed assignee, subtenant, or transferee (collectively, a "Transferee") involves the generation, storage, use, treatment, or disposal of Hazardous Substances; (ii) the proposed Transferee has been required by any prior lessor, lender, or governmental authority to make remedial action in connection with Hazardous Substances contaminating a property, if the contamination resulted from such Transferee's actions or use of the property in question; or (iii) the proposed Transferee is subject to an enforcement order issued by any governmental authority in connection with the use, disposal, or storage of a Hazardous Substance.


                                   ARTICLE 16

                       OPTION TO PURCHASE / RIGHT OF FIRST REFUSAL

     SECTION 16.1 OPTION TO PURCHASE: Provided this Lease has not been terminated by reason of default by Lessee and provided Lessee gives Lessor Notice of Purchase after ____________, 2003 and on or prior to ___________, 2008, Lessee shall have the option to purchase the Premises for a consideration equal to the fair market value on the date of Notice of Purchase. Lessee shall give written notice to Lessor of its intent to purchase, which shall be deemed to be Notice of Purchase, whereupon the parties agree to negotiate an agreed upon fair market value in good faith. If after thirty (30) days the parties are unable to agree, the premises shall be appraised. The Lessor and the Lessee shall each appoint one M.A.I. appraiser who shall in turn jointly choose a third M.A.I. appraiser. The three appraisers then named shall act with promptness, and the decision of any two as to the proper consideration for the purchase of the premises shall be binding upon the parties hereto. In making such determination, the appraisers shall apply the standards for current fair market value utilizing the then current capitalization rate for the Athens, Ohio area.

     If such option is exercised, as herein provided, the Lessor and Lessee shall, within thirty (30) days after agreement of the parties or determination by the appraisers, execute and deliver a formal contract of sale which shall provide that the sale shall be cash and that ten percent (10%) of the amount of such cash payment shall be paid upon the execution and delivery of the contract. The balance of the cash payment shall be made at the closing of title, which shall take place no later than sixty (60) days following the execution of the contract. The contract shall provide, among other things, for a general warranty deed and that the Lessee shall take title subject to liens, set forth in Exhibit B, but the Lessee shall not be obligated to take title subject to any other lien or other encumbrance arising between the date of possession, and the date of the delivery of the deed, including any deed of trust placed thereon by Lessor. Adjustment and prorations for taxes, water rates and insurance premiums are to be made as of the date of closing.

     SECTION 16.2 RIGHT OF FIRST REFUSAL: At any time Lessor shall have the right to offer the Leased premises to a bona fide third-party purchaser. Lessee shall be granted the right of first refusal to purchase the premises on the same terms and conditions as is granted such bona fide third-party purchaser. Such right shall exist for a period of sixty (60) days from date of receipt of notice of sale which shall contain the terms and conditions granted and the identity of the proposed purchaser. If Lessee shall not exercise its right of first refusal, Lessor shall be entitled to sell such premises to such proposed purchaser upon the terms and conditions stated. Any such sale shall be consummated no later than six (6) months after such written notice from Lessor. If such sale is consummated as provided in this Section 16.2 to a bona-fide third-party purchaser, this Lease Agreement shall continue in full force and effect, in accordance with all of its terms and conditions hereof, including, but not limited to, Lessee's right to purchase under Section
16.1. Notwithstanding this right of first refusal, nothing shall preclude
Lessor and its successors and assigns from transferring interests in the Lessor among the present owners of the Lessor or to their descendants or trusts of which they are the beneficiaries, whether or not for consideration, provided such transferee shall remain subject to this Lease and this right of first refusal in Lessee.


                                   ARTICLE 17

                               GENERAL PROVISIONS


     SECTION 17.1 HOLDING OVER: If, after the expiration of the term of this Lease, Lessee shall remain in possession of the leased premises and shall continue to pay rent without written agreement as to such possession, Lessee shall be regarded as a tenant from month to month, at a monthly rental, payable in advance, equivalent to the monthly installments of the annual rental paid during the last month of the term of this Lease, and subject to all of the terms and conditions hereof except those relating to the term of this Lease.

     SECTION 17.2 TIME OF THE ESSENCE: It is specifically understood and agreed that time of the payment of each and every installment of rent and performance of each and every of the terms, covenants and conditions hereof, is of the essence of this Lease.

     SECTION 17.3 BENEFIT: This Lease and the terms, covenants conditions, provisions and agreements herein contained shall be binding upon and inure to the benefit of Lessor and Lessee and upon and to their respective heirs, personal representatives, successors and assigns.

     SECTION 17.4 RECORDING: This Lease or any part hereof shall not be placed of public record without the prior written consent of Lessor. The parties hereto shall, however, at the request of either party hereto, enter into a Memorandum of Lease, in recordable form, which shall contain only the following items: a reference to this Lease stating the date of execution and the names of the Lessor and Lessee; a description of the leased premises as set forth herein; and the term of the Lease including the dates of commencement and termination.

     SECTION 17.5 TITLES: It is understood that the titles to the articles herein are inserted only a matter of convenience and for reference, and in no way define or limit the scope or intent of this Lease, nor do they in any way affect this Lease.

     SECTION 17.6 INSPECTION OF PREMISES: Lessor shall have the right, upon prior written notice to Lessee, to enter the premises during business hours for the purposes of (i) inspecting same, (ii) performing obligations of Lessee hereunder which Lessee may neglect or refuse to perform, (iii) showing the premises to persons wishing to purchase Lessor's interest herein, and (iv) showing the leased premises to a prospective Lessee within the six-month period prior to the termination of this Lease. The provisions contained in this Section
18.6 shall not impose on Lessor any of Lessee's obligations under this Lease. Lessor shall use diligent efforts to minimize disruption of Lessee's conduct of business at the Leased Premises.

     SECTION 17.7 AMENDMENT OR MODIFICATION: Lessee acknowledges and agrees that it has not relied upon any statements, representations, agreements or warranties except such as are expressed herein and that no amendment or modification of this Lease shall be valid and binding unless expressed in writing and executed by the parties hereto in the same manner as the execution of this Lease.

     SECTION 17.8 SEVERABILITY: If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws effective during the term of this Lease, then and in that event it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby, and it is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

     SECTION 17.9 NOTICES: Any notice which may be required to be given hereunder from either of the parties to the other shall be in writing. Said notice unless otherwise specifically provided herein, may be served personally or shall be deemed duly served if sent by registered mail, return receipt requested, addressed as follows:

                        (a) to Lessor:

                            Scott RML Co.
                            c/o Scott Capital Corp.
                            333 South Allison Parkway
                            Suite 209
                            Lakewood, Colorado 80226

                        (b) If to Lessee:

                            McBee Systems, Inc.
                            299 Cherry Hill Road
                            Parsippany, NJ 07054

                            Copies to:
                            NEBS, Inc.
                            500 Main Street
                            Groton, MA 01471

                            Hill & Barlow
                            One International Place
                            Boston, MA 02110-2607
                            Attention:  Terrence W. Mahoney, Esq.

or at such other address as either of the parties may hereafter designate in writing. Service by registered mail shall be deemed complete as of the day next following the day of mailing of such notice.


     IN WITNESS WHEREOF, the parties hereto have executed this Lease Indenture in duplicate as of the date and year first above written notwithstanding the actual date of execution.


                                   LESSOR:

                                   SCOTT RML CO.

                                   by: Scott Capital Corp General Partner

                                   By /s/ Bill Caldwell, Jr.
                                      --------------------------------
                                                        Vice President

                                   LESSEE:

                                   McBEE SYSTEMS, INC.,
                                   a Colorado corporation

                                   By /s/ John F. Fairbanks
                                      --------------------------------
                                                        Vice President

STATE OF COLORADO

CITY AND COUNTY OF DENVER


     The foregoing instrument was acknowledged before me this 12th day of May 1998, by Bill Caldwell, Jr. as the President of Scott Capital Corp., as General Partner of Scott RML Co.

     WITNESS my hand and official seal.

                                            /s/ Francis P. King
                                            ---------------------------
                                            Notary Public
My Commission expires:


----------------------------

[SEAL]

Commonwealth of Massachusetts

COUNTY OF SUFFOLK

     The foregoing instrument was acknowledged before me this 3rd day of June, 1998, by John F. Fairbanks as Vice President of McBee Systems, Inc., a Colorado corporation.

     WITNESS my hand and official seal.

                                              /s/ [ILLEGIBLE]
                                              -----------------------------
                                              Notary Public

My Commission expires:

February 2, 2001
--------------------------

[SEAL]